NEWS RELEASE

Coeur Reports Third Quarter 2023 Results
Stronger quarter-over-quarter revenue and cost performance
Rochester expansion now complete; significant production increase now underway

Chicago, Illinois - November 8, 2023 - Coeur Mining, Inc. (“Coeur” or the “Company”) (NYSE: CDE) today reported third quarter 2023 financial results, including revenue of $195 million and cash flow from operating activities of $(2) million. The Company reported GAAP net loss from continuing operations of $21 million, or $0.06 per share. On an adjusted basis1, Coeur reported EBITDA of $31 million, cash flow from operating activities before changes in working capital of $14 million and net loss from continuing operations of $19 million, or $0.05 per share.

Key Highlights
•Increased revenue and adjusted EBITDA driven by stronger gold production and lower costs – Revenue increased 10% and adjusted EBITDA increased 38% quarter-over-quarter, due to a 15% quarter-over-quarter increase in gold production and a 13% quarter-over-quarter decline in adjusted costs applicable to sales per gold ounce
•Rochester expansion project now complete – First production from the new leach pad and process plant was achieved in mid-September. The legacy crushing circuit is now being decommissioned in preparation of mining expected to begin in that location in 2024
•Material step-up in Rochester production now occurring – During the month of October, Rochester recovered 537,000 ounces of silver and 8,050 ounces of gold, which is more than double the year-to-date monthly average silver production and more than triple the year-to-date monthly average gold production
•Gold production and cost guidance updated; silver guidance remains unchanged – A stronger anticipated fourth quarter at Wharf is expected to offset adjusted gold production guidance at Kensington. The low end of total 2024 production guidance remains unchanged and the overall range has narrowed to 304,000 - 342,500 ounces. Additionally, Kensington cost guidance has been revised to reflect the impact of revised production expectations. Silver full-year production guidance of 10 - 12 million ounces remains unchanged
•Balance sheet and hedging initiatives supporting remaining capital requirements – With elevated capital investment levels related to the recently completed Rochester expansion expected through year-end, Coeur ended the quarter with total liquidity2 of approximately $280 million. Realized and unrealized gains from the Company’s 2023 gold and silver hedges total nearly $20 million at quarter-end, providing meaningful downside protection through this period of capital intensity

“Our overall gold production increased 15% quarter-over-quarter while costs applicable to sales per ounce of gold declined by 13%, which led to a 38% increase in adjusted EBITDA,” said Mitchell J. Krebs, President and Chief Executive Officer. “This production growth was driven by an 87% increase at our Kensington gold operation in Alaska and a 16% increase in gold production at our Palmarejo gold-silver mine in northern Mexico. Despite slightly lower gold production from our Wharf mine and the ongoing transition to the newly expanded Rochester infrastructure, the third quarter represented a marked improvement over the prior quarter and sets up the Company to deliver a strong fourth quarter and to achieve our full-year guidance.

“With the Rochester expansion complete, we are now seeing materially higher production levels, a trend that is expected to continue throughout the current quarter and into next year to help drive strong Company-wide production growth, lower costs, and a transition to positive free cash flow during 2024. Commissioning and ramp-up activities will continue over the remainder of the year and into the first half of 2024, which is expected to result in one of the world’s largest operations of its kind and become the country’s largest source of domestically produced and refined silver.”

Financial and Operating Highlights (Unaudited)

(Amounts in millions, except per share amounts, gold ounces produced & sold, and per-ounce metrics)	3Q 2023	2Q 2023	1Q 2023	4Q 2022	3Q 2022
Gold Sales	$139.5	$121.4	$127.1	$157.6	$139.2
Silver Sales	$55.1	$55.9	$60.2	$52.5	$43.8
Consolidated Revenue	$194.6	$177.2	$187.3	$210.1	$183.0
Costs Applicable to Sales[3]	$147.9	$139.6	$153.1	$159.3	$163.2
General and Administrative Expenses	$9.5	$9.8	$12.1	$10.2	$9.7
Net Income (Loss)	$(21.1)	$(32.4)	$(24.6)	$49.0	$(57.4)
Net Income (Loss) Per Share	$(0.06)	$(0.10)	$(0.08)	$0.17	$(0.21)
Adjusted Net Income (Loss)[1]	$(18.6)	$(20.2)	$(33.1)	$(17.5)	$(44.7)
Adjusted Net Income (Loss)[1] Per Share	$(0.05)	$(0.06)	$(0.11)	$(0.06)	$(0.16)
Weighted Average Shares Outstanding	356.7	333.1	301.0	284.5	278.1
EBITDA[1]	$15.3	$4.0	$16.2	$84.9	$(20.5)
Adjusted EBITDA[1]	$30.6	$22.2	$25.1	$35.9	$18.3
Cash Flow from Operating Activities	$(2.4)	$39.4	$(35.0)	$28.5	$(19.1)
Capital Expenditures	$112.3	$85.6	$74.0	$113.1	$96.6
Free Cash Flow[1]	$(114.7)	$(46.2)	$(109.0)	$(84.5)	$(115.7)
Cash, Equivalents & Short-Term Investments	$53.2	$56.8	$67.0	$61.5	$75.4
Total Debt[4]	$512.2	$469.4	$494.1	$515.9	$635.7
Average Realized Price Per Ounce – Gold	$1,788	$1,809	$1,794	$1,787	$1,702
Average Realized Price Per Ounce – Silver	$24.88	$23.91	$23.25	$21.14	$19.09
Gold Ounces Produced	78,617	68,406	69,039	87,727	83,438
Silver Ounces Produced	2.3	2.4	2.5	2.4	2.4
Gold Ounces Sold	78,015	67,090	70,866	88,189	81,782
Silver Ounces Sold	2.2	2.3	2.6	2.5	2.3
Adjusted CAS per AuOz[1]	$1,273	$1,464	$1,381	$1,270	$1,318
Adjusted CAS per AgOz[1]	$17.85	$16.77	$15.83	$15.57	$14.52

Financial Results
Third quarter 2023 revenue totaled $195 million compared to $177 million in the prior period and $183 million in the third quarter of 2022. The Company produced 78,617 and 2.3 million ounces of gold and silver, respectively, during the quarter. Metal sales for the quarter totaled 78,015 ounces of gold and 2.2 million ounces of silver. Average realized gold and silver prices for the quarter were $1,788 and $24.88 per ounce, respectively, compared to $1,809 and $23.91 per ounce in the prior period and $1,702 and $19.09 per ounce in the third quarter of 2022.
Gold and silver sales represented 72% and 28% of quarterly revenue, respectively, compared to 68% and 32% in the prior period. The Company’s U.S. operations accounted for approximately 60% of third quarter revenue compared to 59% in the second quarter of 2023.
Costs applicable to sales3 increased 6% quarter-over-quarter to $148 million, largely due to an $8 million LCM adjustment at Rochester. General and administrative expenses continued to trend lower at less than $10 million in the quarter.
Coeur invested approximately $16 million ($12 million expensed and $3 million capitalized) in exploration during the quarter, compared to roughly $5 million ($3 million expensed and $2 million capitalized) in the prior period. See the “Operations” and “Exploration” sections for additional detail on the Company’s exploration activities.
The Company recorded income tax expense of approximately $6.1 million during the third quarter. Cash income and mining taxes paid during the period totaled approximately $6.6 million. As of December 31, 2022, Companywide U.S. net operating loss carryforwards totaled approximately $535 million.
Quarterly operating cash flow totaled $(2) million compared to $39 million in the prior period, mainly driven by unfavorable changes in working capital, timing of prepayments and the semi-annual interest payments on the Company’s 2029 5.125% Senior Notes.
Capital expenditures increased 31% quarter-over-quarter to $112 million, which was due to the timing of payments relating to the Rochester expansion. Rochester expansion-related expenditures totaled $76 million during the third quarter compared to $55 million in the second quarter. Sustaining and development capital expenditures accounted for approximately $34 million and $78 million, or 31% and 69%, respectively, of Coeur’s total capital investment during the quarter.

Rochester Expansion Project Update
Construction of the new three-stage crushing circuit is now complete and first production from the new leach pad and process plant began in mid-September. Commissioning of the process plant is complete and commissioning of the new crusher corridor is underway, with ramp-up expected throughout the remainder of 2023 and into the first half of 2024.
Once operating at full capacity, throughput levels are expected to average 32 million tons per year, which is approximately 2.5 times higher than historical levels, making Rochester one of the largest open pit heap leach operations in the world. The total estimated capital for the project remains at $710 - $730 million.

Balance Sheet and Liquidity Update
Coeur ended the quarter with total liquidity of approximately $280 million, including $53 million of cash, $220 million of available capacity under its $390 million revolving credit facility (“RCF”)2, and $7 million of marketable securities.
During the third quarter, Coeur satisfied $11 million of the $25 million associated with the prepayment agreement at Kensington as well as the full $10 million prepayment agreements at both Rochester and Wharf, respectively. Additionally, the Company exercised options under amended agreements for a $13 million prepayment for deliveries of gold concentrate from Wharf as well as an $18 million prepayment for deliveries of gold and silver doré from Rochester.

Hedging Update
The Company did not execute any additional hedges during the third quarter. Coeur’s hedging strategy continues to focus on mitigating price risk during this period of capital intensity. An overview of the hedges in place is outlined below.

4Q 2023
Gold Ounces Hedged	55,749
Avg. Forward Price ($/oz)	$1,977
Silver Ounces Hedged	1,245,000
Avg. Forward Price ($/oz)	$25.47

Rochester LCM Adjustment
Coeur reports the carrying value of metal and leach pad inventory at the lower of cost or net realizable value, with cost being determined using a weighted average cost method. Decreases in the market price of gold and silver can affect the value of metal inventory, stockpiles and leach pads, and it may be necessary to record a write-down to the net realizable value, as well as impact carrying value of long-lived assets. At the end of the third quarter, the cost of ore on leach pads at Rochester exceeded its net realizable value which resulted in a lower of cost or market (“LCM”) adjustment of $9 million (approximately $8 million in costs applicable to sales2 and $1 million of amortization).

Operations
Third quarter 2023 highlights for each of the Company’s operations are provided below.
Palmarejo, Mexico

(Dollars in millions, except per ounce amounts)	3Q 2023	2Q 2023	1Q 2023	4Q 2022	3Q 2022
Tons milled	501,722	472,622	533,606	554,247	538,750
Average gold grade (oz/t)	0.055	0.056	0.052	0.051	0.049
Average silver grade (oz/t)	3.67	4.10	4.02	3.16	3.53
Average recovery rate – Au	97.6%	87.4%	90.1%	92.4%	93.3%
Average recovery rate – Ag	86.9%	83.5%	81.7%	85.0%	84.9%
Gold ounces produced	26,870	23,216	25,118	25,935	24,807
Silver ounces produced (000’s)	1,601	1,617	1,752	1,489	1,612
Gold ounces sold	26,018	22,207	25,970	25,252	24,378
Silver ounces sold (000’s)	1,534	1,561	1,795	1,490	1,554
Average realized price per gold ounce	$1,499	$1,589	$1,564	$1,509	$1,447
Average realized price per silver ounce	$24.96	$23.98	$23.23	$21.10	$19.01
Metal sales	$77.3	$72.7	$82.3	$69.5	$64.8
Costs applicable to sales[3]	$48.1	$46.6	$49.3	$47.1	$43.2
Adjusted CAS per AuOz[1]	$917	$1,023	$926	$1,027	$948
Adjusted CAS per AgOz[1]	$15.56	$15.16	$13.94	$14.23	$12.67
Exploration expense	$2.2	$1.6	$1.3	$1.5	$1.8
Cash flow from operating activities	$22.6	$18.6	$11.5	$18.9	$12.9
Sustaining capital expenditures (excludes capital lease payments)	$8.4	$10.7	$8.6	$8.1	$10.8
Development capital expenditures	$2.4	$1.2	$1.6	$—	$—
Total capital expenditures	$10.8	$11.9	$10.2	$8.1	$10.8
Free cash flow[1]	$11.8	$6.7	$1.3	$10.8	$2.1
Operational
•Gold and silver production totaled 26,870 and 1.6 million ounces, respectively, compared to 23,216 and 1.6 million ounces in the prior period and 24,807 and 1.6 million ounces in the third quarter of 2022
•Production benefited from higher average gold and silver recoveries as well as increased mill throughput, offset by lower average grades
•During the third quarter, the Company completed its high compression thickener and open pit backfill project at Palmarejo under budget and ahead of schedule. The project increases tailings and waste rock storage capacity to accommodate future growth while decreasing process water requirements by nearly 20%
Financial
•Adjusted CAS1 for gold and silver on a co-product basis decreased 10% and increased 3% quarter-over-quarter to $917 and $15.56 per ounce, respectively, driven by higher gold sales, lower silver sales and a stronger Mexican Peso
•Capital expenditures decreased 9% quarter-over-quarter to $11 million, reflecting completion of the open pit tailings backfill project
•Free cash flow1 totaled $12 million compared to $7 million in the prior period
Exploration
•Exploration investment increased by 38% over the prior period to approximately $2 million (substantially all expensed)

•The focus of exploration has transitioned from primarily mapping and sampling to more intensive drilling from four rigs during the quarter compared to one rig in the previous quarter. Two rigs in the Hidalgo - Morelos area located at the northwest extension of Independencia targeted the extension of the Libertad vein and the San Juan vein along strike and down dip. An additional drill rig in the Zapata - Guadalupe area focused on finding the intersection of structures where there is potential for a higher-grade shoot. The fourth rig focused on the Las Animas target, aimed at extending the resource along strike and down dip
•Mapping and sampling is also continuing to the east of the current operation and outside of the area of interest relating to the Franco-Nevada gold stream. The goal of the mapping and sampling program is to build a pipeline of targets for drilling in the coming years
•Coeur expects a total of five drill rigs to be active at Palmarejo in the fourth quarter, focused on expansion drilling at the Hidalgo, Las Animas and Zapata - Guadalupe zones
Other
•Approximately 41% of Palmarejo’s gold sales were sold under its gold stream agreement at a price of $800 per ounce. The Company anticipates approximately 30% - 40% of Palmarejo’s gold sales for 2023 will be sold under the gold stream agreement
Guidance
•Full-year 2023 production is expected to be 100,000 - 112,500 ounces of gold and 6.5 - 7.5 million ounces of silver
•CAS1 in 2023 are expected to be $900 - $1,050 per gold ounce and $14.25 - $15.25 per silver ounce
•Capital expenditures are expected to be $35 - $47 million, consisting primarily of underground development as well as development of the high compression thickener and other elements of the open pit backfill project

Rochester, Nevada

(Dollars in millions, except per ounce amounts)	3Q 2023	2Q 2023	1Q 2023	4Q 2022	3Q 2022
Ore tons placed	3,487,173	2,690,840	2,456,586	2,754,118	3,551,353
Average silver grade (oz/t)	0.50	0.42	0.45	0.68	0.37
Average gold grade (oz/t)	0.003	0.003	0.003	0.003	0.004
Silver ounces produced (000’s)	608	683	761	973	745
Gold ounces produced	4,459	6,314	8,155	11,589	8,761
Silver ounces sold (000’s)	606	695	770	975	733
Gold ounces sold	4,432	6,493	8,349	11,646	8,725
Average realized price per silver ounce	$24.63	$23.70	$23.19	$21.10	$19.10
Average realized price per gold ounce	$1,967	$1,946	$1,922	$1,893	$1,852
Metal sales	$23.6	$29.1	$33.9	$42.6	$30.2
Costs applicable to sales[3]	$30.5	$26.1	$42.9	$44.1	$50.8
Adjusted CAS per AgOz[1]	$23.64	$20.39	$20.24	$17.60	$18.46
Adjusted CAS per AuOz[1]	$1,899	$1,646	$1,655	$1,596	$1,821
Prepayment, working capital cash flow	$7.5	$10.0	$—	$—	$—
Exploration expense	$0.3	$0.3	$0.4	$0.6	$0.6
Cash flow from operating activities	$(17.3)	$(3.8)	$(13.5)	$(5.5)	$(13.7)
Sustaining capital expenditures (excludes capital lease payments)	$7.7	$5.1	$4.3	$3.0	$5.1
Development capital expenditures	$76.7	$56.4	$47.7	$89.3	$68.9
Total capital expenditures	$84.4	$61.5	$52.0	$92.3	$74.0
Free cash flow[1]	$(101.7)	$(65.3)	$(65.5)	$(97.8)	$(87.7)
Operational
•Silver and gold production totaled 607,735 and 4,459 ounces, respectively, compared to 682,656 and 6,314 ounces in the prior period and 744,880 and 8,761 ounces in the third quarter of 2022. Lower production quarter-over-quarter is a result of the timing of production from the new leach pad related to startup on the new process plant
•Tons placed increased 30% quarter-over-quarter to roughly 3.5 million, roughly 80% of which were placed on the new leach pad
•On November 1, 2023 Coeur commenced the decommissioning of the existing crushing circuit in preparation to begin mining in the area at the beginning of 2024 and to affect a smooth transition of the crusher workforce to the new crushing circuit
Financial
•Third quarter adjusted CAS1 figures in the table above and highlighted below exclude the impact of an LCM adjustment totaling approximately $8 million related to the net realizable value of metal and leach pad inventory due to higher operating costs exceeding the lower market value of ounces under leach at Rochester
•Adjusted CAS1 for silver and gold on a co-product basis totaled $1,899 and $23.64 per ounce, respectively, due to continued higher costs as well as lower metal sales
•Capital expenditures increased 37% quarter-over-quarter to $84 million, reflecting timing of spending related to the Rochester expansion project
•Free cash flow1 totaled $(102) million compared to $(65) million in the prior period
Exploration

•Exploration investment decreased 17% quarter-over-quarter to approximately $1 million ($0.3 million expensed and $0.2 million capitalized)
•Exploration activities focused on geologic logging, interpretation and geological modeling. A new geological model for the East Rochester pit is almost complete which clearly illustrates the controls to mineralization and places the Rochester - Nevada Packard corridor into geological context. In addition, the model has outlined compelling new exploration targets for follow-up in 2024 and beyond
•Additionally, work continued on regional target assessment and ranking. The program will continue for the remainder of the year and systematically thereafter as geological knowledge and understanding of the district increases
Guidance
•Full-year 2023 production is expected to be 3.5 - 4.5 million ounces of silver and 35,000 - 50,000 ounces of gold. Production in 2023 is expected to be second-half weighted due to timing of construction completion
•The Company expects second half 2023 adjusted CAS1 to be similar to actual first half 2023 adjusted CAS1 as Coeur completes and ramps up the Rochester expansion
•Capital expenditures are expected to be $290 - $310 million, which reflects Coeur’s estimate to complete the expansion project

Kensington, Alaska

(Dollars in millions, except per ounce amounts)	3Q 2023	2Q 2023	1Q 2023	4Q 2022	3Q 2022
Tons milled	167,950	152,907	153,337	183,410	175,246
Average gold grade (oz/t)	0.16	0.09	0.15	0.18	0.18
Average recovery rate	92.6%	90.9%	91.2%	92.4%	91.1%
Gold ounces produced	24,614	13,193	20,296	30,335	28,214
Gold ounces sold	24,516	13,273	20,902	30,863	27,609
Average realized price per gold ounce, gross	$1,956	$1,991	$1,983	$1,942	$1,808
Treatment and refining charges per gold ounce	$60	$142	$63	$38	$33
Average realized price per gold ounce, net	$1,896	$1,849	$1,920	$1,904	$1,775
Metal sales	$46.5	$24.6	$40.2	$58.8	$49.1
Costs applicable to sales[3]	$38.3	$39.1	$37.4	$39.2	$40.3
Adjusted CAS per AuOz[1]	$1,543	$2,927	$1,775	$1,265	$1,455
Prepayment, working capital cash flow	$(10.7)	$9.9	$(9.9)	$9.6	$(9.6)
Exploration expense	$2.9	$2.3	$1.0	$2.2	$2.8
Cash flow from operating activities	$(4.4)	$(3.7)	$(4.8)	$20.8	$(0.2)
Sustaining capital expenditures (excludes capital lease payments)	$15.8	$11.7	$10.7	$7.7	$7.1
Development capital expenditures	$—	$—	$—	$—	$—
Total capital expenditures	$15.8	$11.7	$10.7	$7.7	$7.1
Free cash flow[1]	$(20.2)	$(15.4)	$(15.5)	$13.1	$(7.3)
Operational
•Gold production totaled 24,614 ounces compared to 13,193 ounces in the prior period and 28,214 ounces in the third quarter of 2022
•Higher production during the quarter was driven by improved access to high grade stopes as a result of the resolution of water inflow challenges and improvements in the paste backfill process
Financial

•Adjusted CAS1 totaled $1,543 per ounce compared to $2,927 per ounce in the prior period, reflecting increased metal sales
•Capital expenditures increased 35% quarter-over-quarter to $16 million due to increased capital development to support the ongoing multi-year exploration program aimed at extending mine life
•Free cash flow1 totaled $(20) million compared to $(15) million in the prior period
Exploration
•Exploration investment totaled approximately $6 million ($3 million expensed and $3 million capitalized), compared to $5 million ($2 million expensed and $3 million capitalized) in the prior period
•Up to four underground drill rigs were focused on expansion and infill drilling at Elmira, Kensington and Johnson with one surface rig scout-drilling the Raven deposit. Drilling at both Upper and Lower Kensington is continuing to demonstrate the continuation of structures down dip and along strike
•At Lower Kensington, some of the best grade thickness intercepts ever encountered were seen during the quarter, as highlighted in the Company’s September 12, 2023 exploration update. In addition, exploration has discovered a hanging wall splay and is starting to outline linking structures between the main vein and this splay, which presents the potential for higher-grade plunging shoots. In Upper Kensington, a new zone, Zone 30C, has been discovered that has so far been delineated over a strike length of approximately 950 feet and 800 feet down dip
•In the fourth quarter, the Company expects to continue with infill and expansion drilling from underground in addition to continuing geological modeling to support year-end resource calculations
Guidance
•Improved production and CAS1 trends at Kensington are expected to continue in the fourth quarter, but the Company has refined 2023 gold production and cost guidance to reflect the cumulative impact of paste backfill challenges earlier in the year
•Full-year 2023 production is now expected to be 81,000 - 85,000 (previously 84,000 - 95,000) gold ounces
•CAS1 in 2023 are now expected to be $1,850 - $1,950 (previously $1,650 - $1,750) per gold ounce
•Capital expenditures are expected to be $50 - $62 million, of which approximately $28 - $34 million and $6 - $10 million is related to underground and infill drilling, respectively, as part of the multi-year exploration program

Wharf, South Dakota

(Dollars in millions, except per ounce amounts)	3Q 2023	2Q 2023	1Q 2023	4Q 2022	3Q 2022
Ore tons placed	1,254,267	1,041,846	1,156,794	975,994	1,353,071
Average gold grade (oz/t)	0.023	0.022	0.032	0.024	0.019
Gold ounces produced	22,674	25,683	15,470	19,868	21,656
Silver ounces produced (000’s)	69	88	21	9	13
Gold ounces sold	23,049	25,117	15,645	20,428	21,070
Silver ounces sold (000’s)	74	82	24	17	8
Average realized price per gold ounce	$1,966	$1,946	$1,938	$1,895	$1,838
Metal sales	$47.1	$50.8	$30.9	$39.0	$38.9
Costs applicable to sales[3]	$31.0	$27.8	$23.5	$28.9	$28.9
Adjusted CAS per AuOz[1]	$1,267	$1,035	$1,466	$1,393	$1,357
Prepayment, working capital cash flow	$2.5	$10.0	$—	$—	$—
Exploration expense	$—	$—	$—	$—	$—
Cash flow from operating activities	$19.5	$33.8	$1.9	$10.3	$6.9
Sustaining capital expenditures (excludes capital lease payments)	$0.6	$0.1	$—	$0.7	$0.3
Development capital expenditures	$0.1	$0.1	$0.1	$0.1	$0.2
Total capital expenditures	$0.7	$0.2	$0.1	$0.8	$0.5
Free cash flow[1]	$18.8	$33.6	$1.8	$9.5	$6.4
Operational
•Gold production decreased 12% quarter-over-quarter to 22,674 ounces, largely driven by the timing of ounces placed on the leach pad in the second quarter. Year-over-year production increased 5%
Financial
•Adjusted CAS1 on a by-product basis increased 22% quarter-over-quarter to $1,267 per ounce, largely driven by lower metal sales
•Capital expenditures remained consistent quarter-over-quarter at less than $1 million
•Free cash flow1 totaled $19 million compared to $34 million in the prior period, reflecting lower metal sales
Exploration
•Exploration investment remained flat quarter-over-quarter
•Throughout 2023, the focus will remain on geological modeling
Guidance
•Full-year 2023 production is expected to be 88,000 - 95,000 (previously 85,000 - 95,000) gold ounces
•CAS1 in 2023 are expected to be $1,200 - $1,350 per gold ounce
•Capital expenditures are expected to be $1 - $4 million

Exploration
Coeur had up to 13 active rigs across all sites during the second quarter, for a total investment of approximately $16 million ($12 million expensed and $3 million capitalized), compared to roughly $5 million ($3 million expensed and $2 million capitalized) in the prior period. The Company expects full year 2023 exploration investment to be approximately $40 - $50 million ($30 - $35 million expensed and $10 - $15 million capitalized), with the focus on Kensington, Palmarejo and Silvertip. The Company has invested nearly $245 million in exploration over the last five years, which has resulted in significant additions to reserves and resources across the portfolio.
Exploration investment at the Silvertip silver-zinc-lead exploration project in British Columbia, Canada totaled approximately $7 million in the third quarter.
Drilling recommenced at Silvertip late in the second quarter and ramped up significantly during the third quarter with two surface and two underground rigs active. The two underground rigs continued to trace the Southern Silver Zone chimney along strike to the southeast and down dip. These rigs were also well placed to intersect the Saddle zone manto mineralization from underground, and by the end of the quarter 34 of 35 holes had successfully intersected mineralization (visual confirmation). Manto mineralization forms along stratigraphic units and can be more flat-lying, compared to chimney style mineralization which forms on vertical or steeply dipping structures. Surface rigs were focused on the Saddle zone immediately south of the known resource. The aim for this program is to infill-drill previous scout drilling and define a resource in the zone for the first time. The program was successfully completed during the quarter with eight of nine holes intersecting manto-style mineralization at the top of the limestone package (the McDame Limestone) directly below the overlying sediments (the Earn sediments). In addition to mineralization at this contact, drilling showed the potential for stacked manto horizons throughout the McDame limestone unit. The program also indicated that the manto at the Saddle zone likely connects with the manto in the Discovery zone and to the Southern Silver zone chimney mineralization.

Two rigs are expected to be active in the fourth quarter with the goal of expanding resources along strike and down dip at the Southern Silver zone. The Company expects to invest $10 - $14 million in exploration in 2023 at Silvertip, of which roughly $6 - $8 million is underground development.

2023 Guidance
The Company has made the following changes to its 2023 gold production and cost guidance: (i) the low end of Wharf’s gold production guidance has been revised upward; and (ii) Kensington’s 2023 gold production and cost guidance have been refined to reflect the cumulative impact of paste backfill challenges at Kensington earlier in the year.

2023 Production Guidance

	Previous		Updated
	Gold	Silver	Gold	Silver
	(oz)	(K oz)	(oz)	(K oz)
Palmarejo	100,000 - 112,500	6,500 - 7,500	100,000 - 112,500	6,500 - 7,500
Rochester	35,000 - 50,000	3,500 - 4,500	35,000 - 50,000	3,500 - 4,500
Kensington	84,000 - 95,000	—	81,000 - 85,000	—
Wharf	85,000 - 95,000	—	88,000 - 95,000	—
Total	304,000 - 352,500	10,000 - 12,000	304,000 - 342,500	10,000 - 12,000

2023 Costs Applicable to Sales Guidance

	Previous		Updated
	Gold	Silver	Gold	Silver
	($/oz)	($/oz)	($/oz)	($/oz)
Palmarejo (co-product)	$900 - $1,050	$14.25 - $15.25	$900 - $1,050	$14.25 - $15.25
Rochester (co-product)	—	—	—	—
Kensington	$1,650 - $1,750	—	$1,850 - $1,950	—
Wharf (by-product)	$1,200 - $1,350	—	$1,200 - $1,350	—
The Company expects second half 2023 adjusted CAS1 at Rochester to be similar to actual first half 2023 adjusted CAS1 as Coeur completes and ramps up the expansion project.

2023 Capital, Exploration and G&A Guidance

($M)
Capital Expenditures, Sustaining	$148 - $168
Capital Expenditures, Development	$230 - $264
Exploration, Expensed	$30 - $35
Exploration, Capitalized	$10 - $15
General & Administrative Expenses	$36 - $40

Note: The Company’s previous guidance figures assume estimated prices of $1,800/oz gold and $23.00/oz silver as well as CAD of 1.25 and MXN of 20.00. The Company’s updated guidance figures assume estimated prices of $1,900/oz gold and $23.00/oz silver as well as CAD of 1.25 and MXN of 20.00. Guidance figures exclude the impact of any metal sales or foreign exchange hedges.

Financial Results and Conference Call
Coeur will host a conference call to discuss its third quarter 2023 financial results on November 9, 2023 at 11:00 a.m. Eastern Time.

Dial-In Numbers:        (855) 560-2581 (U.S.)
        (855) 669-9657 (Canada)
        (412) 542-4166 (International)
Conference ID:        Coeur Mining

Hosting the call will be Mitchell J. Krebs, President and Chief Executive Officer of Coeur, who will be joined by Thomas S. Whelan, Senior Vice President and Chief Financial Officer, Michael “Mick” Routledge, Senior Vice President and Chief Operating Officer, Aoife McGrath, Senior Vice President of Exploration, and other members of management. A replay of the call will be available through November 16, 2023.

Replay numbers:        (877) 344-7529 (U.S.)
        (855) 669-9658 (Canada)
        (412) 317-0088 (International)
Conference ID:        214 52 78

About Coeur
Coeur Mining, Inc. is a U.S.-based, well-diversified, growing precious metals producer with four wholly-owned operations: the Palmarejo gold-silver complex in Mexico, the Rochester silver-gold mine in Nevada, the Kensington gold mine in Alaska and the Wharf gold mine in South Dakota. In addition, the Company wholly-owns the Silvertip silver-zinc-lead exploration project in British Columbia.

Cautionary Statements
This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements regarding cash flow, production growth, costs, exploration and development efforts and plans, mine life extension, the gold stream agreement at Palmarejo, expectations, plans, costs and timing regarding the Rochester expansion project, hedging strategies, anticipated production, costs and expenses and operations at Palmarejo, Rochester, Wharf and Kensington. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the risk that the Rochester expansion project is not completed on a timely basis or requires more capital than currently anticipated for completion, the risk that ramp-up of the Rochester expansion project following completion takes longer than expected and does not achieve planned performance, the risk that anticipated production, cost and expense levels are not attained, the risks and hazards inherent in the mining business (including risks inherent in developing and expanding large-scale mining projects, environmental hazards, industrial accidents, weather or geologically-related conditions), changes in the market prices of gold and silver and a sustained lower price or higher treatment and refining charge environment, the uncertainties inherent in Coeur’s production, exploration and development activities, including risks relating to permitting and regulatory delays (including the impact of government shutdowns) and mining law changes, ground conditions, grade and recovery variability, any future labor disputes or work stoppages (involving the Company and its subsidiaries or third parties), the risk of adverse outcomes in litigation, the uncertainties inherent in the estimation of mineral reserves and resources, impacts from Coeur’s future acquisition of new mining properties or businesses, the loss of access or insolvency of any third-party refiner or smelter to whom Coeur markets its production, materials and equipment availability, inflationary pressures, continued access to financing sources, the effects of environmental and other governmental regulations and government shut-downs, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, Coeur’s ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur’s most recent reports on Form 10-K and Form 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities. This does not constitute an offer of any securities for sale.

The scientific and technical information concerning our mineral projects in this news release have been reviewed and approved by a “qualified person” under Item 1300 of SEC Regulation S-K, namely our Senior Director, Technical Services, Christopher Pascoe. For a description of the key assumptions, parameters and methods used to estimate mineral reserves and mineral resources, as well as data verification procedures and a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, sociopolitical, marketing or other relevant factors, please review the Technical Report Summaries for each of the Company’s material properties which are available at www.sec.gov.

Non-U.S. GAAP Measures
We supplement the reporting of our financial information determined under United States generally accepted accounting principles (U.S. GAAP) with certain non-U.S. GAAP financial measures, including EBITDA, adjusted EBITDA, adjusted EBITDA margin, free cash flow, adjusted net income (loss), operating cash flow before changes in working capital and adjusted costs applicable to sales per ounce (gold and silver) or pound (zinc or lead). We believe that these adjusted measures provide meaningful information to assist management, investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of, or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. We believe EBITDA, adjusted EBITDA, adjusted EBITDA margin, free cash flow, adjusted net income (loss) and adjusted costs applicable to sales per ounce (gold and silver) and pound (zinc and lead) are important measures in assessing the Company’s overall financial performance. For additional explanation regarding our use of non-U.S. GAAP financial measures, please refer to our Form 10-K for the year ended December 31, 2022.

Notes
1.    EBITDA, adjusted EBITDA, adjusted EBITDA margin, free cash flow, adjusted net income (loss), operating cash flow before changes in working capital and adjusted costs applicable to sales per ounce (gold and silver) are non-GAAP measures. Please see tables in the Appendix for the reconciliation to U.S. GAAP. Free cash flow is defined as cash flow from operating activities less capital expenditures. Liquidity is defined as cash and cash equivalents plus availability under the Company’s RCF. Please see tables in Appendix for the calculation of consolidated free cash flow, liquidity and adjusted liquidity.
2. As of September 30, 2023, Coeur had $30 million in outstanding letters of credit and $140 million in outstanding borrowings under its RCF. Future borrowing under the RCF may be subject to certain financial covenants.
3. Excludes amortization.
4. Includes capital leases. Net of debt issuance costs and premium received.

Average Spot Prices

	3Q 2023	2Q 2023	1Q 2023	4Q 2022	3Q 2022
Average Gold Spot Price Per Ounce	$1,928	$1,976	$1,890	$1,726	$1,729
Average Silver Spot Price Per Ounce	$23.57	$24.13	$22.55	$21.17	$19.23
Average Zinc Spot Price Per Pound	$1.10	$1.15	$1.42	$1.36	$1.49
Average Lead Spot Price Per Pound	$0.98	$0.96	$0.97	$0.95	$0.90

For Additional Information
Coeur Mining, Inc.
200 S. Wacker Drive, Suite 2100
Chicago, IL 60606

Attention: Jeff Wilhoit, Director, Investor Relations
Phone: (312) 489-5800
www.coeur.com

Source: Coeur Mining

COEUR MINING, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30, 2023	December 31, 2022
ASSETS	In thousands, except share data
CURRENT ASSETS
Cash and cash equivalents	$53,223	$61,464
Receivables	30,138	36,333
Inventory	66,704	61,831
Ore on leach pads	114,314	82,958
Equity securities	7,231	32,032
Prepaid expenses and other	25,556	25,814
	297,166	300,432
NON-CURRENT ASSETS
Property, plant and equipment and mining properties, net	1,639,248	1,389,755
Ore on leach pads	36,627	51,268
Restricted assets	8,735	9,028
Equity securities	—	12,120
Receivables	22,563	22,023
Other	65,413	61,517
TOTAL ASSETS	$2,069,752	$1,846,143
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$138,979	$96,123
Accrued liabilities and other	116,562	92,863
Debt	22,127	24,578
Reclamation	5,796	5,796
	283,464	219,360
NON-CURRENT LIABILITIES
Debt	490,114	491,355
Reclamation	202,220	196,635
Deferred tax liabilities	15,390	14,459
Other long-term liabilities	30,186	35,318
	737,910	737,767
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01 per share; authorized 600,000,000 shares, 382,693,309 issued and outstanding at September 30, 2023 and 295,697,624 at December 31, 2022	3,827	2,957
Additional paid-in capital	4,128,553	3,891,265
Accumulated other comprehensive income (loss)	11,654	12,343
Accumulated deficit	(3,095,656)	(3,017,549)
	1,048,378	889,016
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,069,752	$1,846,143

COEUR MINING, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	In thousands, except share data
Revenue	$194,583	$182,993	$559,116	$575,520
COSTS AND EXPENSES
Costs applicable to sales(1)	147,903	163,180	440,596	447,126
Amortization	22,884	29,151	65,187	83,549
General and administrative	9,512	9,722	31,384	29,281
Exploration	12,437	8,406	20,007	19,103
Pre-development, reclamation, and other	8,680	9,249	29,618	29,839
Total costs and expenses	201,416	219,708	586,792	608,898
OTHER INCOME (EXPENSE), NET
Gain on debt extinguishment	774	—	3,735	—
Fair value adjustments, net	(2,010)	(13,067)	4,629	(65,272)
Interest expense, net of capitalized interest	(7,402)	(5,932)	(21,703)	(15,670)
Other, net	459	153	(10,421)	2,203
Total other income (expense), net	(8,179)	(18,846)	(23,760)	(78,739)
Income (loss) before income and mining taxes	(15,012)	(55,561)	(51,436)	(112,117)
Income and mining tax (expense) benefit	(6,097)	(1,883)	(26,671)	(15,079)
NET INCOME (LOSS)	$(21,109)	$(57,444)	$(78,107)	$(127,196)
OTHER COMPREHENSIVE INCOME (LOSS):
Change in fair value of derivative contracts designated as cash flow hedges	7,227	29,060	7,141	58,087
Reclassification adjustments for realized (gain) loss on cash flow hedges	(4,920)	(9,910)	(7,830)	(11,181)
Other comprehensive income (loss)	2,307	19,150	(689)	46,906
COMPREHENSIVE INCOME (LOSS)	$(18,802)	$(38,294)	$(78,796)	$(80,290)

NET INCOME (LOSS) PER SHARE
Basic income (loss) per share:
Basic	$(0.06)	$(0.21)	$(0.24)	$(0.47)

Diluted	$(0.06)	$(0.21)	$(0.24)	$(0.47)
(1) Excludes amortization.

COEUR MINING, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	In thousands
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(21,109)	$(57,444)	$(78,107)	$(127,196)
Adjustments:
Amortization	22,884	29,151	65,187	83,549
Accretion	4,153	3,596	12,219	10,588
Deferred taxes	(3,872)	(4,730)	1,536	(12,288)
Gain on debt extinguishment	(774)	—	(3,735)	—
Fair value adjustments, net	2,010	13,067	(4,629)	62,133
Stock-based compensation	2,635	2,705	8,462	7,319
Loss on the disposition of assets	19	—	12,650	—
Write-downs	7,727	21,204	22,467	38,018
Deferred revenue recognition	(143)	(10,167)	(25,358)	(10,723)
Other	657	1,290	2,798	824
Changes in operating assets and liabilities:
Receivables	(478)	(119)	1,659	4,099
Prepaid expenses and other current assets	(3,000)	(2,075)	764	939
Inventory and ore on leach pads	(18,620)	(13,715)	(54,993)	(42,650)
Accounts payable and accrued liabilities	5,528	(1,880)	41,091	(17,512)
CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(2,383)	(19,117)	2,011	(2,900)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(112,273)	(96,602)	(271,902)	(239,260)
Proceeds from the sale of assets	152	—	8,380	16,001
Sale of investments	—	40,469	41,558	40,469
Proceeds from notes receivable	—	—	5,000	—
Other	(63)	(42)	(171)	(63)
CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(112,184)	(56,175)	(217,135)	(182,853)
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	57,522	—	168,964	98,335
Issuance of notes and bank borrowings, net of issuance costs	163,000	100,000	388,000	255,000
Payments on debt, finance leases, and associated costs	(109,268)	(23,211)	(348,092)	(145,515)
Other	(23)	(2)	(2,345)	(3,565)
CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	111,231	76,787	206,527	204,255
Effect of exchange rate changes on cash and cash equivalents	(278)	(234)	374	25
INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(3,614)	1,261	(8,223)	18,527
Cash, cash equivalents and restricted cash at beginning of period	58,560	75,555	63,169	58,289
Cash, cash equivalents and restricted cash at end of period	$54,946	$76,816	$54,946	$76,816

Adjusted EBITDA Reconciliation

(Dollars in thousands except per share amounts)	LTM 3Q 2023	3Q 2023	2Q 2023	1Q 2023	4Q 2022	3Q 2022
Net income (loss)	$(29,018)	$(21,109)	$(32,412)	$(24,586)	$49,089	$(57,444)
Interest expense, net of capitalized interest	29,894	7,402	6,912	7,389	8,191	5,932
Income tax provision (benefit)	26,250	6,097	9,866	10,708	(421)	1,883
Amortization	93,264	22,884	19,595	22,708	28,077	29,151
EBITDA	120,390	15,274	3,961	16,219	84,936	(20,478)
Fair value adjustments, net	(3,233)	2,010	3,922	(10,561)	1,396	13,067
Foreign exchange (gain) loss	(17)	(421)	(627)	1,154	(123)	(93)
Asset retirement obligation accretion	15,862	4,153	4,073	3,993	3,643	3,597
Inventory adjustments and write-downs	33,449	8,934	1,603	14,187	8,725	22,005
(Gain) loss on sale of assets and securities	(49,414)	19	12,622	9	(62,064)	87
RMC bankruptcy distribution	(3,167)	—	(1,516)	—	(1,651)	—
Gain on debt extinguishment	(3,735)	(774)	(2,961)	—	—	—
COVID-19 costs	246	14	21	56	155	294
Other adjustments	3,428	1,439	1,137	70	782	(181)
Adjusted EBITDA	$113,809	$30,648	$22,235	$25,127	$35,799	$18,298
Revenue	$769,232	$194,583	$177,235	$187,298	$210,116	$182,993
Adjusted EBITDA Margin	15%	16%	13%	13%	17%	10%

Adjusted Net Income (Loss) Reconciliation

(Dollars in thousands except per share amounts)	3Q 2023	2Q 2023	1Q 2023	4Q 2022	3Q 2022
Net income (loss)	$(21,109)	$(32,412)	$(24,586)	$49,089	$(57,444)
Fair value adjustments, net	2,010	3,922	(10,561)	1,396	13,067
Foreign exchange loss (gain)	5	154	1,991	458	(313)
(Gain) loss on sale of assets and securities	19	12,622	9	(62,064)	87
RMC bankruptcy distribution	—	(1,516)	—	(1,651)	—
Gain on debt extinguishment	(774)	(2,961)	—	—	—
COVID-19 costs	14	21	56	155	294
Other adjustments	1,439	1,137	70	782	(181)
Tax effect of adjustments	(223)	(1,120)	(37)	(5,616)	(231)
Adjusted net income (loss)	$(18,619)	$(20,153)	$(33,058)	$(17,451)	$(44,721)

Adjusted net income (loss) per share - Basic	$(0.05)	$(0.06)	$(0.11)	$(0.06)	$(0.16)
Adjusted net income (loss) per share - Diluted	$(0.05)	$(0.06)	$(0.11)	$(0.06)	$(0.16)

Consolidated Free Cash Flow Reconciliation

(Dollars in thousands)	3Q 2023	2Q 2023	1Q 2023	4Q 2022	3Q 2022
Cash flow from operations	$(2,383)	$39,397	$(35,003)	$28,516	$(19,117)
Capital expenditures	112,273	85,581	74,048	113,094	96,602
Free cash flow	$(114,656)	$(46,184)	$(109,051)	$(84,578)	$(115,719)

Consolidated Operating Cash Flow
Before Changes in Working Capital Reconciliation

(Dollars in thousands)	3Q 2023	2Q 2023	1Q 2023	4Q 2022	3Q 2022
Cash provided by (used in) operating activities	$(2,383)	$39,397	$(35,003)	$28,516	$(19,117)
Changes in operating assets and liabilities:
Receivables	478	913	(3,050)	(353)	119
Prepaid expenses and other	3,000	(4,260)	496	699	2,075
Inventories	18,620	18,738	17,635	8,798	13,715
Accounts payable and accrued liabilities	(5,528)	(61,708)	26,145	(18,022)	1,880
Operating cash flow before changes in working capital	$14,187	$(6,920)	$6,223	$19,638	$(1,328)

Reconciliation of Costs Applicable to Sales
for Three Months Ended September 30, 2023

In thousands (except metal sales, per ounce or per pound amounts)	Palmarejo	Rochester	Kensington	Wharf	Silvertip	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$57,083	$34,708	$45,180	$32,614	$919	$170,504
Amortization	(9,024)	(4,176)	(6,894)	(1,588)	(919)	(22,601)
Costs applicable to sales	$48,059	$30,532	$38,286	$31,026	$—	$147,903
Inventory Adjustments	(328)	(7,788)	(411)	(16)	—	(8,543)
By-product credit	—	—	(57)	(1,802)	—	(1,859)
Adjusted costs applicable to sales	$47,731	$22,744	$37,818	$29,208	$—	$137,501

Metal Sales
Gold ounces	26,018	4,432	24,516	23,049	—	78,015
Silver ounces	1,533,975	606,083	—	73,677	—	2,213,735
Zinc pounds					—	—
Lead pounds					—	—

Revenue Split
Gold	50%	37%	100%	100%
Silver	50%	63%			—%
Zinc					—%
Lead					—%

Adjusted costs applicable to sales
Gold ($/oz)	$917	$1,899	$1,543	$1,267		$1,273
Silver ($/oz)	$15.56	$23.64			$—	$17.85
Zinc ($/lb)					$—	$—
Lead ($/lb)					$—	$—

Reconciliation of Costs Applicable to Sales
for Three Months Ended June 30, 2023

In thousands (except metal sales, per ounce or per pound amounts)	Palmarejo	Rochester	Kensington	Wharf	Silvertip	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$54,608	$29,717	$43,950	$29,634	$1,021	$158,930
Amortization	(8,017)	(3,649)	(4,801)	(1,805)	(1,021)	(19,293)
Costs applicable to sales	$46,591	$26,068	$39,149	$27,829	$—	$139,637
Inventory Adjustments	(209)	(1,215)	(239)	77	—	(1,586)
By-product credit	—	—	(63)	(1,922)	—	(1,985)
Adjusted costs applicable to sales	$46,382	$24,853	$38,847	$25,984	$—	$136,066

Metal Sales
Gold ounces	22,207	6,493	13,273	25,117	—	67,090
Silver ounces	1,560,743	694,657	—	82,013	—	2,337,413
Zinc pounds					—	—
Lead pounds					—	—

Revenue Split
Gold	49%	43%	100%	100%
Silver	51%	57%			—%
Zinc					—%
Lead					—%

Adjusted costs applicable to sales
Gold ($/oz)	$1,023	$1,646	$2,927	$1,035		$1,464
Silver ($/oz)	$15.16	$20.39			$—	$16.77
Zinc ($/lb)					$—	$—
Lead ($/lb)					$—	$—

Reconciliation of Costs Applicable to Sales
for Three Months Ended March 31, 2023

In thousands (except metal sales, per ounce or per pound amounts)	Palmarejo	Rochester	Kensington	Wharf	Silvertip	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$57,984	$48,083	$43,226	$24,953	$1,221	$175,467
Amortization	(8,719)	(5,218)	(5,844)	(1,409)	(1,221)	(22,411)
Costs applicable to sales	$49,265	$42,865	$37,382	$23,544	$—	$153,056
Inventory Adjustments	(201)	(13,474)	(207)	(38)	—	(13,920)
By-product credit	—	—	(74)	(570)		(644)
Adjusted costs applicable to sales	$49,064	$29,391	$37,101	$22,936	$—	$138,492

Metal Sales
Gold ounces	25,970	8,349	20,902	15,645	—	70,866
Silver ounces	1,795,159	769,804	—	23,956	—	2,588,919
Zinc pounds					—	—
Lead pounds					—	—

Revenue Split
Gold	49%	47%	100%	100%
Silver	51%	53%			—%
Zinc					—%
Lead					—%

Adjusted costs applicable to sales
Gold ($/oz)	$926	$1,655	$1,775	$1,466		$1,381
Silver ($/oz)	$13.94	$20.24			$—	$15.83
Zinc ($/lb)					$—	$—
Lead ($/lb)					$—	$—

Reconciliation of Costs Applicable to Sales
for Three Months Ended December 31, 2022

In thousands (except metal sales, per ounce or per pound amounts)	Palmarejo	Rochester	Kensington	Wharf	Silvertip	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$55,325	$50,211	$49,887	$30,716	$1,133	$187,272
Amortization	(8,281)	(6,034)	(10,672)	(1,748)	(1,133)	(27,868)
Costs applicable to sales	$47,044	$44,177	$39,215	$28,968	$—	$159,404
Inventory Adjustments	103	(8,429)	(103)	(106)	—	(8,535)
By-product credit	—	—	(59)	(413)	—	(472)
Adjusted costs applicable to sales	$47,147	$35,748	$39,053	$28,449	$—	$150,397

Metal Sales
Gold ounces	25,252	11,646	30,863	20,428	—	88,189
Silver ounces	1,490,444	974,810	—	17,387	—	2,482,641
Zinc pounds					—	—
Lead pounds					—	—

Revenue Split
Gold	55%	52%	100%	100%
Silver	45%	48%			—%
Zinc					—%
Lead					—%

Adjusted costs applicable to sales
Gold ($/oz)	$1,027	$1,596	$1,265	$1,393		$1,270
Silver ($/oz)	$14.23	$17.60			$—	$15.57
Zinc ($/lb)					$—	$—
Lead ($/lb)					$—	$—

Reconciliation of Costs Applicable to Sales
for Three Months Ended September 30, 2022

In thousands (except metal sales, per ounce or per pound amounts)	Palmarejo	Rochester	Kensington	Wharf	Silvertip	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$51,271	$57,681	$50,658	$31,078	$1,260	$191,948
Amortization	(8,027)	(6,921)	(10,369)	(2,191)	(1,260)	(28,768)
Costs applicable to sales	$43,244	$50,760	$40,289	$28,887	$—	$163,180
Inventory Adjustments	(445)	(21,331)	(28)	(152)	—	(21,956)
By-product credit	—	—	(97)	(153)	—	(250)
Adjusted costs applicable to sales	$42,799	$29,429	$40,164	$28,582	$—	$140,974

Metal Sales
Gold ounces	24,378	8,725	27,609	21,070	—	81,782
Silver ounces	1,554,288	733,383	—	7,931	—	2,295,602
Zinc pounds					—	—
Lead pounds					—	—

Revenue Split
Gold	54%	54%	100%	100%
Silver	46%	46%			—%
Zinc					—%
Lead					—%

Adjusted costs applicable to sales
Gold ($/oz)	$948	$1,821	$1,455	$1,357		$1,318
Silver ($/oz)	$12.67	$18.46			$—	$14.52
Zinc ($/lb)					$—	$—
Lead ($/lb)					$—	$—

Reconciliation of Costs Applicable to Sales for Updated 2023 Guidance

In thousands (except metal sales, per ounce or per pound amounts)	Palmarejo	Kensington	Wharf
Costs applicable to sales, including amortization (U.S. GAAP)	$232,269	$181,642	$114,698
Amortization	(36,538)	(26,295)	(6,330)
Costs applicable to sales	$195,731	$155,347	$108,368
By-product credit	—	(193)	(5,288)
Adjusted costs applicable to sales	$195,731	$155,154	$103,080

Metal Sales
Gold ounces	99,719	83,310	89,109
Silver ounces	6,558,482		221,306

Revenue Split
Gold	49%	100%	100%
Silver	51%

Adjusted costs applicable to sales
Gold ($/oz)	$900 - $1,050	$1,850 - $1,950	$1,200 - $1,350
Silver ($/oz)	$14.25 - $15.25

Reconciliation of Costs Applicable to Sales for Previous 2023 Guidance

In thousands (except metal sales, per ounce or per pound amounts)	Palmarejo	Kensington	Wharf
Costs applicable to sales, including amortization (U.S. GAAP)	$233,198	$183,769	$118,406
Amortization	(37,547)	(26,764)	(6,319)
Costs applicable to sales	$195,651	$157,005	$112,087
By-product credit	—	—	(3,878)
Adjusted costs applicable to sales	$195,651	$157,005	$108,209

Metal Sales
Gold ounces	104,618	90,673	88,732
Silver ounces	6,784,929		163,607

Revenue Split
Gold	50%	100%	100%
Silver	50%

Adjusted costs applicable to sales
Gold ($/oz)	$900 - $1,050	$1,650 - $1,750	$1,200 - $1,350
Silver ($/oz)	$14.25 - $15.25